EXHIBIT 99.1
    NEWS RELEASE

Contact:	Allison Beach	Joe Calabrese
	Media Contact	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST CONTINUES STRATEGIC PORTFOLIO OPTIMIZATION THROUGH SALE OF SIX HOTELS
DALLAS, April 9, 2026 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (the “Company”) today announced that it has successfully closed on the sale of four hotels and has entered into definitive agreements to sell an additional two hotels. These six transactions are part of the Company’s ongoing strategy to optimize its portfolio through strategic asset sales. The majority of proceeds will be used to pay down mortgage debt, and together, these sales are expected to result in more than $60 million in future capital expenditure savings.
“We continue to aggressively refine our hotel portfolio through strategic divestitures,” said Stephen Zsigray, President and Chief Executive Officer. “We remain focused on maximizing shareholder value, and these sales accomplish all three of our strategic objectives: improved cash flow after debt service, significantly reduced future capital expenditure obligations, and lower portfolio leverage.”
Closed Transactions
The Company has successfully closed on the previously announced sales of Hilton St. Petersburg Bayfront and La Posada de Santa Fe, as well as Hilton Alexandria Old Town and Embassy Suites by Hilton Palm Beach Gardens PGA Boulevard. These transactions generated $252.5 million in gross proceeds, or $280,000 per key.

When adjusted for the Company’s anticipated capital expenditures of $57.6 million, the sale price represents a 6.0% capitalization rate on net operating income or a multiple of 14.5 times Hotel EBITDA for the twelve months ended December 31, 2025. Excluding the anticipated capital spend, the combined sale price represents a 7.4% capitalization rate on net operating income or a multiple of 11.8 times Hotel EBITDA for the twelve months ended December 31, 2025.
Pending Transactions
The Company has entered into definitive agreements to sell the 168-room Lakeway Resort & Spa for $37.8 million or $225,000 per key, and the 150-room Embassy Suites by Hilton Dallas Near the Galleria for $17.0 million or $113,000 per key.
These sales are expected to be completed by May 2026 and are subject to normal closing conditions. The Company provides no assurances that these sales will be completed on these terms or at all.
When adjusted for the Company’s anticipated combined capital expenditures of $2.5 million, the sale price represents a 4.8% capitalization rate on net operating income or a multiple of 16.2 times Hotel EBITDA for the twelve months ended December 31, 2025. Excluding the anticipated capital spend, the combined sale price represents a 5.0% capitalization rate on net operating income or a multiple of 15.5 times Hotel EBITDA for the twelve months ended December 31, 2025.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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